                                                                    EXHIBIT (11)

                STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE

                    NALCO CHEMICAL COMPANY AND SUBSIDIARIES

                                                    YEAR ENDED DECEMBER 31
                                                  ----------------------------
                                                    1994      1993      1992
(AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)     --------  --------  --------
PRIMARY
  Average shares outstanding during the year.....   68,460    69,125    70,035
  Net effect of dilutive stock options and shares
   contingently issuable--based on the treasury
   stock method using average market price.......      569       738       945
                                                  --------  --------  --------
    TOTALS.......................................   69,029    69,863    70,980
                                                  ========  ========  ========
  Earnings before extraordinary loss and effect
   of accounting change.......................... $ 97,111  $152,697  $144,989
  Extraordinary loss from retirement of debt, net
   of taxes......................................      --    (10,600)      --
  Cumulative effect of change in accounting for
   postretirement benefits other than pensions,
   net of taxes..................................      --    (56,462)      --
                                                  --------  --------  --------
  Net earnings...................................   97,111    85,635   144,989
  Preferred stock dividends, net of taxes........  (11,026)  (10,813)   (9,988)
                                                  --------  --------  --------
  Net earnings to common shareholders............ $ 86,085  $ 74,822  $135,001
                                                  ========  ========  ========
  Per share amounts:
  Earnings before extraordinary loss and effect
   of accounting change.......................... $   1.25  $   2.03  $   1.90
  Extraordinary loss from retirement of debt, net
   of taxes......................................      --       (.15)      --
  Cumulative effect of change in accounting for
   postretirement benefits other than pensions,
   net of taxes..................................      --       (.81)      --
                                                  --------  --------  --------
  Net earnings to common shareholders............ $   1.25  $   1.07  $   1.90
                                                  ========  ========  ========

                                                                    EXHIBIT (11)

                STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE

                    NALCO CHEMICAL COMPANY AND SUBSIDIARIES

                                                    YEAR ENDED DECEMBER 31
                                                   ---------------------------
                                                    1994      1993      1992
(AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)      -------  --------  --------
FULLY DILUTED
  Average shares outstanding during the year......  68,460    69,125    70,035
  Average dilutive effect of assumed conversion of
   ESOP Convertible Preferred Shares..............   8,125     8,190     8,253
  Additional shares assuming exercise of dilutive
   stock options and shares contingently
   issuable--based on the treasury stock method
   using the year-end market price, if higher than
   average market price...........................     575       812       966
                                                   -------  --------  --------
    TOTALS........................................  77,160    78,127    79,254
                                                   =======  ========  ========
  Earnings before extraordinary loss and effect of
   accounting change.............................. $97,111  $152,697  $144,989
  Extraordinary loss from retirement of debt, net
   of taxes.......................................     --    (10,600)      --
  Cumulative effect of change in accounting for
   postretirement benefits other than pensions,
   net of taxes...................................     --    (56,462)      --
                                                   -------  --------  --------
  Net earnings....................................  97,111    85,635   144,989
  Additional ESOP contribution resulting from
   assumed conversion, net of taxes...............  (4,911)   (5,254)   (5,625)
  Tax adjustment on assumed common dividends......    (684)     (573)    2,563
                                                   -------  --------  --------
  Net earnings applicable to common shareholders.. $91,516  $ 79,808  $141,927
                                                   =======  ========  ========
  Per share amounts:
  Earnings before extraordinary loss and effect of
   accounting change.............................. $  1.19  $   1.88  $   1.79
  Extraordinary loss from retirement of debt, net
   of taxes.......................................     --       (.14)      --
  Cumulative effect of change in accounting for
   postretirement benefits other than pensions,
   net of taxes...................................     --       (.72)      --
                                                   -------  --------  --------
  Net earnings to common shareholders............. $  1.19  $   1.02  $   1.79
                                                   =======  ========  ========